STATE OF FLORIDA

COUNTY OF SARASOTA

AGREEMENT TO PURCHASE AND SELL ASSETS OF BUSINESS

BE IT KNOWN that on the date, at the places, and in the presence of the undersigned Notary Public and competent witnesses set forth opposite their respective names, came and appeared:

JOHN CRAWFORD, d/b/a CRAWFORD MOBILE INSTALL, a resident of Sarasota County, Sarasota, Florida whose address is 7674 37th Street Circle East, Sarasota, FL 34243 hereafter referred to as SELLER; and

CRAWFORD MOBILE INSTALLATION CORPORATION, a Florida corporation licensed to do business in the State of Florida, herein represented by its duly authorized president, John Crawford, by virtue of the resolution of its board of directors, attached hereto, hereinafter referred to as "Buyer";

who declared and acknowledged:

1. The Property:

Seller agrees to sell and Buyer agrees to purchase, on the terms and conditions hereinafter set forth, the following described property:

> All of the business, bank accounts with balance as of the date of closing, notes payable as described in Exhibit A which is attached hereto and made a part hereof, accounts receivables, accounts payable, good will, business contracts or agreements, equipment, inventory of goods, all other movable property listed in Exhibit B attached hereto and made a part hereof and all assets of the business known as Crawford Mobile Install, owned and operated by Seller at the above location whether identified in this agreement or not yet known, hereinafter referred to collectively as the "Property".

2. The "Consideration"

The consideration for this sale shall be ONE HUNDRED THOUSAND DOLLARS, ($100,000.00) payable as follows:

> Down payment of $10,000.00 payable at closing with a Promissory Note for $90,000 payable in monthly installments of $2,500.00 with a balloon payment of $14,301.97 due February 1, 2014 as evidenced by the Promissory Note, a copy of which is attached hereto as Exhibit C.

3. Warranties of Seller

3.01 Seller warrants that the Property shall be conveyed free and clear of all liens,

encumbrances, indebtedness and claims of every kind, except those which shall be presented to Buyer.

3.02 Seller further warrants that as of the date of the sale contemplated hereby, there will be no claims for federal, state, parish or city taxes, whether ad valorem, income, excise or other taxes due or payable by Seller.

3.03 Seller further warrants that all social security taxes and amounts required to be withheld from the wages of its employees shall be fully paid and accounted for to the proper governmental agencies, and that no such withholding, social security or other similar taxes shall then be due or payable by Seller. Seller shall pay any sales or other taxes that might be levied on the sale of the assets hereunder by any governmental units.

3.04 Seller further warrants that it is not a party to any contract, express or implied, that would bind or affect Buyer, other than those previously disclosed to Buyer.

3.05 Seller warrants that it is presently operating a retail installation business under the assumed name, Crawford Mobile Install.

3.06 Seller warrants that the Property described above and in the attached exhibits constitutes all of the assets of the Business.

3.07 Seller understands that Buyer is desirous of buying the Business as a going concern, and Seller warrants that it will continue to diligently operate the Business until operations are transferred to Buyer under the terms of this agreement.

3.08 Seller warrants that the Property, including but not limited to the inventory, will not materially change through the date operations are transferred to Buyer under the terms of this agreement.

3.09 The warranties of Seller are deemed continuing through closing of the contemplated sale.

4. Act of Sale:

4.01 Seller will, within five (5) days from the date of the last signature hereto, furnish Buyer with a sworn, itemized list of all its creditors as of that date, and will, prior to closing, update the list as requested by Buyer. The expense of the preparation of the itemized list of creditors, as amended from time to time, will be paid by Seller.

4.02 Seller will, within five (5) days from the date of the last signature hereto, furnish Buyer with a complete inventory of the business as of that date, and will, prior to closing, update the inventory as requested by Buyer. The expense of the inventory as amended from time to time will be paid by Seller and Buyer, equally.

4.03 The sale shall take place by April 15, 2011, unless changed by mutual agreement. All

expenses incidental to the passing of the act of sale, other than those enumerated above, are to be paid by Buyer, except any legal fees or expenses incurred by Seller.

4.05 Possession of the Property and control of the Business will occur at closing. The final inventory shall take place immediately prior to closing.

5. Inspection:

Seller shall allow Buyer reasonable access to inspect and copy all books and records pertaining to the Business and to inspect the Property. By this agreement, Seller gives permission to all persons and entities to discuss the Business with Buyer or Buyer's authorized representative.

6. Miscellaneous:

6.01 Either party shall have the right to require specific performance of this contract, and either party who fails to perform his obligations hereunder shall be obliged to pay the attorneys' fees and other costs incurred in enforcing this agreement or their respective rights hereunder.

6.02 This agreement shall be governed by the laws of the State of Florida.

6.03 Any dispute under this agreement shall be settled by binding arbitration under the Commercial Rules of the America Arbitration Association, then in effect.

THUS DONE AND SIGNED by Seller and Buyer before me and the undersigned witnesses, after due reading of the whole, this 25 day of MARCH, 2011.

WITNESSES:

____

JOHN CRAWFORD of
Crawford Mobile Install

____

CRAWFORD MOBILE
INSTALLATION CORPORATION

BY _______________________
JOHN CRAWFORD, President

____
NOTARY PUBLIC

KATHLEEN M. DELANEY
Notary Public, State of Texas
My Commission Expires
January 27, 2013

PROMISSORY NOTE

Amount: $ 23,100.00

Sarasota, Florida

September 28, 2010

For value received, JOHN CRAWFORD d/b/a CRAWFORD MOBILE INSTALL (hereafter CMI) promises to pay to the order of GREGORY CRAWFORD (hereafter GREGORY) the sum of TWENTY-THREE THOUSAND ONE HUNDRED AND NO/100 ($23,100.00) DOLLARS, representing net advances in the aggregate from February 17, 2009 through the date of this note, with interest at the rate of TEN (10 %) PER CENT per annum from date above until paid, payable at 7674 37th Street Circle East, Sarasota, FL 34243, in one balloon payment to include accrued interest which payment shall be due September 28, 2013.

Payment, as received, shall be imputed first to payment of interest and thereafter to principal until payment of the entire obligation. Default shall, at the option of the holder hereof, without notice of default, mature the entire obligation. CMI reserves the right to pre-pay all or any part of this obligation without penalty. All makers, endorsers and sureties hereto hereby severally waive presentment for payment, demand, protest, notice of protest for nonpayment and all pleas of division and discussion and agree that payment hereof may be extended without notice thereof, and in the event this note is placed in the hands of an attorney for collection of same or any part thereof, including interest, whether with or without suit, to pay attorney's fees of CMI should he prevail, which are hereby fixed at Twenty-five (25%) per cent on the amount due.

By: ______________________________

JOHN CRAWFORD,

d/b/a CRAWFORD MOBILE INSTALL

PROMISSORY NOTE

Amount: $ 6,250.00

Sarasota, Florida

February 11, 2011

For value received, JOHN CRAWFORD d/b/a CRAWFORD MOBILE INSTALL (hereafter CMI) promises to pay to the order of GREGORY CRAWFORD (hereafter GREGORY) the sum of SIX THOUSAND TWO HUNDRED FIFTY AND NO/100 ($6,250.00) DOLLARS, representing net advances in the aggregate from October 1, 2010 through the date of this note, with interest at the rate of TEN (10 %) PER CENT per annum from date above until paid, payable at 7674 37th Street Circle East, Sarasota, FL 34243, in one balloon payment to include accrued interest which payment shall be due February 11, 2014.

Payment, as received, shall be imputed first to payment of interest and thereafter to principal until payment of the entire obligation. Default shall, at the option of the holder hereof, without notice of default, mature the entire obligation. CMI reserves the right to pre-pay all or any part of this obligation without penalty. All makers, endorsers and sureties hereto hereby severally waive presentment for payment, demand, protest, notice of protest for nonpayment and all pleas of division and discussion and agree that payment hereof may be extended without notice thereof, and in the event this note is placed in the hands of an attorney for collection of same or any part thereof, including interest, whether with or without suit, to pay attorney's fees of CMI should he prevail, which are hereby fixed at Twenty-five (25%) per cent on the amount due.

By: ______________________

JOHN CRAWFORD,
d/b/a CRAWFORD MOBILE INSTALL

PROMISSORY NOTE

Amount: $ 90,000.00 Sarasota, Florida

MAR 25, 2011

For value received, CRAWFORD MOBILE INSTALLATION CORPORATION (hereafter CMIC) promises to pay to the order of JOHN CRAWFORD (hereafter JOHN) the sum of NINETY THOUSAND AND NO/100 ($90,000.00) DOLLARS, for the purchase of the assets of Crawford Mobil Install as represented by the Asset Purchase Agreement entered into on MAR.25,2011. This Promissory Note shall bear interest at the rate of TEN (10 %) PER CENT per annum from date above until paid, payable at 7674 37th Street Circle East, Sarasota, FL 34243, in monthly installments of $2,500 starting April 1, 2011 with a final balloon payment of $14,230.82 due on February 1, 2014.

Payment, as received, shall be imputed first to payment of interest and thereafter to principal until payment of the entire obligation. Default shall, at the option of the holder hereof, without notice of default, mature the entire obligation. CMIC and JOHN agree that in the event of default, the only remedy available to JOHN shall be the delivery to JOHN of Certificate # 1 of CRAWFORD MOBILE INSTALLATION CORPORATION for 200 shares issued in the name of ON THE MOVE SYSTEMS CORP. representing 100% of the issued and outstanding shares of CRAWFORD MOBILE INSTALLATION CORPORATION. CMIC agrees that it shall not issue additional shares and further that should an issuance occur it will not be considered as authorized by CMIC. In the event of default, ON THE MOVE SYSTEMS CORP. and CRAWFORD MOBILE INSTALLATION CORPORATION agree that they will cooperate in signing any and all documents necessary for the transfer to JOHN of CRAWFORD MOBILE INSTALLATION CORPORATION with any and all existing assets.

CMIC reserves the right to pre-pay all or any part of this obligation without penalty. All makers, endorsers and sureties hereto hereby severally waive presentment for payment, demand, protest, notice of protest for nonpayment and all pleas of division and discussion and agree that payment hereof may be extended without notice thereof, and in the event this note is placed in the hands of an attorney for collection of same or any part thereof, including interest, whether with or without suit, to pay attorney's fees of JOHN should he prevail, which are hereby fixed at Twenty-five (25%) per cent on the amount due.

By: ______________________________

JOHN CRAWFORD, President

CRAWFORD MOBILE INSTALLATION CORPORATION